Exhibit 4.14



                        AMENDMENT NO. 1
                               TO
            AMENDED AND RESTATED SECURITY AGREEMENT



     This Amendment No. 1 (the "Amendment") to that certain Amended and Restated Security Agreement, dated as of April 2, 1994, among Storage Technology Corporation, a Delaware corporation (the "Company"), StorageTek Financial Services Corporation, a Delaware corporation ("SFSC") and Continental Bank, National Association ("Continental"), acting as collateral agent (the "Security Agreement") is entered into as of January 25, 1996 by and between the Company, StorageTek Financial Services Corporation ("SFSC") and First Trust of Illinois, National Association, Successor to Bank of America Illinois, fka Continental Bank, National Association ("Collateral Agent"). Capitalized terms defined in the Security Agreement which are used herein shall have the meanings set forth in the Security Agreement unless otherwise specified herein.

                          WITNESSETH:
                          -----------

     WHEREAS, pursuant to Section 10.1(a) of the Security Agreement, the Company and SFSC have requested an amendment to Section 8.2(b) of the Security Agreement regarding the conditions to the release of all Collateral and the Collateral Agent, with the consent of each of the holders of the Notes, has agreed, subject to the terms and conditions contained herein, to amend such provision as set forth herein.

     NOW, THEREFORE, in consideration of the premises set forth above, the mutual covenants contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

     1. AMENDMENT TO SECURITY AGREEMENT. Subject to the terms and conditions specified herein, the Security Agreement is amended as of January 25, 1996 as follows:

     1.1 Section 8.2(b) of the Security Agreement is hereby amended by deleting the phrase "thirty (30) days" from the first line and inserting in lieu thereof "five (5) Business Days."

     2. CONDITIONS TO EFFECTIVENESS. The effectiveness of this Amendment is subject to satisfaction of the following conditions on or before January 25, 1996 (the date upon which such conditions are satisfied being called the "Effective Date"):

     2.1 EXECUTION AND DELIVERY OF AMENDMENT BY SECURED PARTIES. This Amendment shall have been executed and delivered by the Company, SFSC and the Collateral Agent and consented to by each of the holders of the Notes.

     2.2 REPRESENTATIONS AND WARRANTIES BY THE COMPANY; NO DEFAULT. The representations and warranties contained in Section 3 hereof shall be true on and as of the Effective Date, both before and after giving effect to the effectiveness of this Amendment. There shall exist on the Effective Date no Event of Default or Default, both before and after giving effect to the effectiveness of this Amendment; and the Company and SFSC shall have delivered to the Holders an Officer's Certificate, dated the Effective Date, to both such effects.

     2.3 CERTAIN PAYMENTS. The Company and SFSC shall have paid all expenses payable by the Company and SFSC pursuant to Section 10.1 of the Security Agreement relating to the fees and expenses of the Collateral Agent and Secured Parties associated with the preparation and execution of this Amendment to the extent the Company and SFSC have received an invoice therefor.

     2.4 PROCEEDINGS. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incident thereto shall be satisfactory in form and substance to the Collateral Agent and the Secured Parties which are signatories hereto, and such parties shall have received all such counterpart originals or certified or other copies of such documents as such parties may reasonably request.

     2.5 AMENDMENT PERMITTED BY APPLICABLE LAWS. The transactions contemplated by this Amendment shall not violate any applicable law or governmental regulation and shall not subject the Holders to any tax, penalty, liability or other onerous condition under or pursuant to any applicable law or governmental regulation, and the Holders shall have received such certificates or other evidence as you may request to establish compliance with this condition.

     3. REPRESENTATIONS AND WARRANTIES. Each of the Company and SFSC represents, covenants and warrants:

     3.1 POWER AND AUTHORITY. Each of the Company and SFSC is a corporation duly organized and existing in good standing under the laws of the state of its incorporation. Each of the Company and SFSC has all requisite corporate power to conduct its business as currently conducted and as currently proposed to be conducted. Each of the Company and SFSC has all requisite corporate power to execute, deliver and perform its obligations under this Amendment. The execution, delivery and performance by the Company and SFSC of this Amendment has been duly authorized by all requisite corporate action on the part of the Company and SFSC. Each of the Company and SFSC has duly executed and delivered this Amendment, and this Amendment constitutes the legal, valid and binding obligation of the Company and SFSC, enforceable against the Company and SFSC in accordance with its terms.

     3.2 NO CONFLICTS. Neither the execution and delivery of this Amendment by the Company and SFSC, nor the consummation of the transactions contemplated hereby, nor fulfillment of nor compliance with the terms and provisions hereof will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien upon any of the properties or assets of the Company, SFSC or any Subsidiary pursuant to, the charter or by-laws of the Company or SFSC, or any such Subsidiary, any award of any arbitrator or any agreement (including any Assigned Contract and agreement with stockholders), instrument, order, judgment, decree, statute, law, rule or regulation to which the Company, SFSC or any such Subsidiary is subject.

     3.3 GOVERNMENTAL CONSENT. No circumstance in connection with this Amendment is such as to require any authorization, consent, approval, exemption or other action by or notice to or filing with any court or administrative or governmental body in connection with the execution and delivery of this Amendment or fulfillment of or compliance with the terms and provisions hereof or thereof.

     4.   REFERENCE TO THE EFFECT ON THE SECURITY AGREEMENT.

     (a) Upon the effectiveness of this Amendment, (i) each reference, if any, in the Security Agreement to "this Agreement," "hereunder," "hereof," or words of like import shall mean and be a reference to the Security Agreement as amended hereby and (ii) each reference to the Security Agreement in the other Transaction Documents shall mean and be a reference to the Security Agreement, as amended hereby.

     (b) Except as specifically amended above, the Security Agreement shall remain in full force and effect, and is hereby ratified and confirmed.

     (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as an amendment to any provision of the Security Agreement nor a waiver of any right, power or remedy of the Collateral Agent, nor constitute a waiver of any provision of the Security Agreement or any other document, instrument or agreement executed and delivered in connection with the Security Agreement.

     5. DESCRIPTIVE HEADINGS. The descriptive headings of the several paragraphs of this Amendment are inserted for convenience only and do not constitute a part of this Amendment.

     6. GOVERNING LAW. This Amendment has been delivered in and shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of Illinois.

     7. COUNTERPARTS. This Amendment may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Amendment to produce or account for more than on such counterpart.

                  [Signature pages to follow]


     IN WITNESS WHEREOF, this Amendment has been duly executed and delivered as of the day and year first written above.


     STORAGE TECHNOLOGY CORPORATION

     By:   /s/ Mark D. McGregor
          --------------------------
               Mark D. McGregor
     Title:    Treasurer


     STORAGETEK FINANCIAL SERVICES CORPORATION

     By:   /s/ Robert J. Kali
          ---------------------------
               Robert J. Kali
     Title:    Vice President and Chief Operating Officer


     FIRST TRUST OF ILLINOIS, NATIONAL ASSOCIATION,
     SUCCESSOR TO BANK OF AMERICA ILLINOIS, FKA
     CONTINENTAL BANK, NATIONAL ASSOCIATION,
     AS COLLATERAL AGENT

     By:   /s/ Patricia M. Trlak
          ---------------------------
               Patricia M. Trlak
     Title:    Assistant Vice President



CONSENTED TO BY:                                  AGGREGATE PRINCIPAL
                                                  AMOUNT OF NOTES HELD

     THE TRAVELERS INSURANCE COMPANY

     By:   /s/ John W. Petchler                        $ 19,000,000
          ---------------------------
               John W. Petchler
     Title:    Second Vice President


     THE TRAVELERS INDEMNITY COMPANY

     By:   /s/ John W. Petchler                        $  2,000,000
          ---------------------------
               John W. Petchler
     Title:    Second Vice President


     THE PHOENIX INSURANCE COMPANY

     By:   /s/ John W. Petchler                        $  7,000,000
          ---------------------------
               John W. Petchler
     Title:    Second Vice President


     THE TRAVELERS INDEMNITY COMPANY OF
     CONNECTICUT, SUCCESSOR OF THE TRAVELERS
     INDEMNITY COMPANY OF RHODE ISLAND

     By:   /s/ John W. Petchler                        $  1,000,000
          ---------------------------
               John W. Petcher
     Title:    Second Vice President

     THE TRAVELERS LIFE AND ANNUITY COMPANY

     By:   /s/ John W. Petchler                        $  1,000,000
          ---------------------------
               John W. Petchler
     Title:    Seconed Vice President


     PRINCIPAL MUTUAL LIFE INSURANCE
       COMPANY

     By:   /s/ James C. Fifield                        $ 20,000,000
          ---------------------------
               James C. Fifield
     Title:    Counsel

     By:   /s/ Christopher J. Henderson
          ------------------------------
               Christopher J. Henderson
     Title:    Counsel




     CUMMINGS & CO.
     FOR THE TRUSTEED ASSETS OF
     CANADA LIFE INSURANCE COMPANY
     OF AMERICA

     By:   /s/ Robert A. Hendley                       $   500,000
               Robert A. Hendley
          ---------------------------
     Title:    Vice President


     INCE & CO.
     FOR THE TRUSTEED ASSETS OF
     CANADA LIFE INSURANCE COMPANY
     OF NEW YORK

     By:   /s/ Henry Von Saspe                         $   500,000
          ---------------------------
               Henry Von Saspe
     Title:    Partner


     INCE & CO.
     FOR THE TRUSTEED ASSETS OF
     THE CANADA LIFE ASSURANCE COMPANY

     By:   /s/ Henry Von Saspe                         $  4,000,000
          ---------------------------
               Henry Von Saspe
     Title:    Partner